As filed with the Securities and Exchange Commission on January 20, 1999
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                        PHILADELPHIA SUBURBAN CORPORATION
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)


          Pennsylvania                                  23-1702594
-------------------------------            ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation of organization)


                             762 W. Lancaster Avenue
                               Bryn Mawr, PA 19010
                                 (610) 527-8000
                    ----------------------------------------
                    (Address of principal executive offices)


                         1994 EQUITY COMPENSATION PLAN
                         -----------------------------
                            (Full title of the plan)

                                  ROY H. STAHL
                       PHILADELPHIA SUBURBAN CORPORATION
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            762 W. Lancaster Avenue
                              Bryn Mawr, PA 19010
                    ---------------------------------------
                    (Name and address of agent for service)


                                 (610) 527-8000
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                 ---------------

                                    Copy to:

                               N. JEFFREY KLAUDER
                          Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                          Philadelphia, PA 19103-6993
                                 (215) 963-5694


                                            CALCULATION OF REGISTRATION FEE
========================================================================================================================
    Title of securities             Number of        Proposed maximum       Proposed maximum
           to be                   shares to be       offering price            aggregate                Amount of
        registered                registered (1)      per share (2)         offering price (2)      registration fee (3)
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.50 par value        1,000,000            $27.375               $27,375,000               $7,610.25
========================================================================================================================

(1) This registration statement covers shares of Common Stock of Philadelphia Suburban Corporation, which may be offered or sold pursuant to the 1994 Equity Compensation Plan (the "Plan"). The contents of two earlier registration statements, Registration No. 333-26613 covering 1,425,000 shares of Common Stock under the Plan and Registration No. 33-53689 covering 675,000 shares of Common Stock (as adjusted for a 3 for 2 stock split effectuated in June 1996) under the Plan, are each incorporated by reference in this Registration Statement. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the Plan. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high ($27.75) and low ($27.00) sales prices for a share of Common Stock on January 15, 1999, as reported on the New York Stock Exchange.

(3) Calculated pursuant to Section 6(b) as follows: proposed maximum offering price multiplied by .000278.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

     The following is a list of exhibits filed as part of this Registration Statement.


Exhibit
Number                              Exhibit
-------                             -------

  5.1      Opinion of Morgan, Lewis & Bockius LLP.
 23.1      Consent of KPMG Peat Marwick, LLP.
 23.2      Consent of Morgan, Lewis & Bockius LLP (included within Exhibit 5.1).
 24.1 Powers of Attorney (included as part of the signature page of this Registration Statement).
 99.1 Amendment 1998-1 to Philadelphia Suburban Corporation's 1994 Equity Compensation Plan, as amended and restated.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bryn Mawr, Pennsylvania on January 18, 1999.

                                        PHILADELPHIA SUBURBAN CORPORATION


                                        By: /s/ Nicholas DeBenedictis
                                            -----------------------------------
                                            Nicholas DeBenedictis
                                            Chairman of the Board and President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roy H. Stahl and Michael P. Graham and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                                   Title                          Date
       ---------                                   -----                          ----
/s/ Nicholas DeBenedictis               Chairman and President               January 18, 1999
----------------------------            (Principal Executive Officer)
Nicholas DeBenedictis


/s/ Michael P. Graham                   Senior Vice President - Finance      January 18, 1999
----------------------------            (Principal Financial
Michael P. Graham                        and Accounting Officer)


/s/ G. Fred DiBona, Jr.                 Director                             January 18, 1999
----------------------------
G. Fred DiBona, Jr.


/s/ Mary C. Carroll                     Director                             January 18, 1999
----------------------------
Mary C. Carroll


/s/ Alan R. Hirsig                      Director                             January 18, 1999
----------------------------
Alan R. Hirsig


/s/ Richard H. Glanton, Esq.            Director                             January 18, 1999
----------------------------
Richard H. Glanton, Esq.


/s/ John F. McCaughan                   Director                             January 18, 1999
----------------------------
John F. McCaughan


/s/ Richard L. Smoot                    Director                             January 18, 1999
----------------------------
Richard L. Smoot


                                        Director                             January __, 1999
-----------------------------
Harvey J. Wilson

                        PHILADELPHIA SUBURBAN CORPORATION

                                INDEX TO EXHIBITS

Exhibit Number     Document
--------------     --------

      5.1          Opinion of Morgan, Lewis & Bockius LLP.
     23.1          Consent of KPMG Peat Marwick, LLP.
     99.1 Amendment 1998-1 to Philadelphia Suburban Corporation's 1994 Equity Compensation Plan, as amended and restated.